                                                                   EXHIBIT 10.1

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
                                   AND WAIVER
                             (New Credit Agreement)


     This First Amendment to Amended and Restated Credit Agreement and Waiver (this "FIRST AMENDMENT") is entered into as of May 7, 1999 by and among Chattem, Inc., a Tennessee corporation (the "BORROWER"), each of the Borrower's Domestic Subsidiaries (individually a "GUARANTOR" and collectively the "GUARANTORS"), the Persons identified as "New Credit Agreement Lenders" on the signature pages hereto (the "NEW CREDIT AGREEMENT LENDERS"), and NationsBank, N.A., as agent for the New Credit Agreement Lenders (in such capacity, the "AGENT").

                                    RECITALS

     WHEREAS, the Borrower, the Guarantors, the Agent and the New Credit Agreement Lenders entered into that certain Amended and Restated Credit Agreement dated as of December 21, 1998 (as amended or modified from time to time, the "CREDIT AGREEMENT") pursuant to which the New Credit Agreement Lenders provided a $50 million credit facility to the Borrower to replace and refinance that certain Amended and Restated Credit Agreement dated as of March 24, 1998 (as amended or modified from time to time, the "MARCH 1998 NEW CREDIT AGREEMENT"). The March 1998 New Credit Agreement replaced and refinanced the credit facilities provided by the lenders pursuant to that certain Amended and Restated Credit Agreement dated as of June 26, 1997 (as amended or modified from time to time, the "PRIOR NEW CREDIT AGREEMENT"). The Prior New Credit Agreement replaced and refinanced the credit facilities provided by the lenders pursuant to that certain Credit Agreement dated as of April 26, 1996 (as amended or modified from time to time, the "ORIGINAL NEW CREDIT AGREEMENT"). The credit facilities provided pursuant to the Original New Credit Agreement replaced and refinanced the credit facilities provided to the Borrower by The First National Bank of Chicago, as agent and certain other lenders under the credit agreements dated as of June 17, 1994. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

     WHEREAS, the Borrower and the Guarantors are also party to an amended and restated credit agreement dated as of December 21, 1998 (as amended or modified from time to time, the "SUPPLEMENTAL CREDIT AGREEMENT");

     WHEREAS, the Borrower acknowledges that Events of Default currently exist under the Credit Agreement as a result of the failure of the Credit Parties to comply with the terms of (a) Section 7.17(a) of the Credit Agreement (the "ENVIRONMENTAL EVENT OF DEFAULT") and (b) Section 7.17(b) of the Credit Agreement (the "FIELD EXAM EVENT OF DEFAULT") (the Environmental Event of Default and Field Exam Event of Default may be referred to collectively herein as the "EXISTING DEFAULTS");

     WHEREAS, the Borrower has requested that the New Credit Agreement Lenders waive the Existing Defaults and continue to make available to the Borrower the Loans provided under the Credit Agreement;

     WHEREAS, the New Credit Agreement Lenders are willing to waive the Existing Defaults subject to the terms and conditions specified in this First Amendment; and

     WHEREAS, the parties hereto have agreed to amend certain terms of the Credit Agreement as set forth below.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. WAIVERS. Subject to the terms and conditions of this First Amendment, the New Credit Agreement Lenders agree to (a) waive the Environmental
Event of Default so long as the Credit Parties comply with the terms of Section 7.17 of the Credit Agreement, as amended and restated in this First Amendment and (b) waive the Field Exam Event of Default.
Except for the waivers continued herein, this First Amendment does not modify or effect the obligations of the Credit Parties to comply fully with all terms, conditions and covenants contained in the Credit
Documents. Nothing contained in this First Amendment shall be deemed to constitute a waiver of any other rights or remedies the Agent or any New Credit Agreement Lender may have under the Credit Agreement or any other Credit Documents or under applicable law.

     2.   AMENDED DEFINITIONS.

          (a) ADDITIONAL SUBORDINATED DEBT. The definition of "ADDITIONAL SUBORDINATED DEBT" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "ADDITIONAL SUBORDINATED DEBT" means the Indebtedness evidenced by the Second Indenture or by the guarantees thereof in an aggregate amount not to exceed $275,000,000.

          (b) PERMITTED INVESTMENTS. Subclauses (f) and (g) of the definition of "PERMITTED INVESTMENTS" set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

          (f) in addition to the acquisition of the Acquired Assets to be consummated on the Closing Date, Investments in Permitted Acquisitions, including any contingency payments associated therewith, so long as the Borrower shall have provided the Agent with satisfactory evidence demonstrating that after giving affect to any such Permitted Acquisition on a pro forma basis, as if such Permitted Acquisition had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Credit

          Parties and their Subsidiaries would have been in compliance with all financial covenants set forth in Section 7.12, (g) the purchase, redemption, acquisition or retirement by the Borrower of any shares of its capital stock of any class or any warrants or options to purchase any such shares in an amount not to exceed $10,000,000 in the aggregate in any fiscal year so long as the Borrower shall have provided the Agent with satisfactory evidence demonstrating that after giving effect to any such transaction on a pro forma basis, as if such transaction had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.12,

          (c) The following definitions appearing in Section 1.1 of the Credit Agreement are hereby deleted: "BORROWING BASE", "BORROWING BASE CERTIFICATE", "EBIT", "ELIGIBLE INVENTORY", "ELIGIBLE
     RECEIVABLES" and "INTEREST COVERAGE RATIO".

     3. REVOLVING COMMITTED AMOUNT. The phrase "the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base" appearing in Sections 2.1(a), 2.2(a) and 3.3(b)(i) of the Credit Agreement is hereby replaced in each of
Section 2.1(a), 2.2(a) and 3.3(b)(i) with the phrase "the Revolving Committed Amount".

     4. EXCESS CASH FLOW. The following sentence is hereby added at the end of
Section 3.3(b)(ii) of the Credit Agreement and shall read as follows:

          Notwithstanding the foregoing, the parties hereto agree that the Borrower shall not have to make a prepayment of the Loans and Term Loans with respect to Excess Cash Flow earned during fiscal year 1998.

     5. BORROWING BASE. Section 7.1(f) of the Credit Agreement is hereby deleted in its entirety.

     6. USE OF PROCEEDS. Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     7.10 USE OF PROCEEDS.

     The Credit Parties will use the proceeds of the Loans solely (a) to refinance the existing Indebtedness of the Borrower, (b) to finance the acquisition of the Acquired Assets, (c) to provide working capital, (d) for general corporate purposes, (e) to finance the redemption or repurchase of Subordinated Debt permitted by Section 8.11(a) hereof, (f) to finance the purchase of capital stock of the Borrower permitted hereunder and (g) to finance Permitted Acquisitions.

     7. INTEREST COVERAGE RATIO. Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) [INTENTIONALLY OMITTED.]

     8. LEVERAGE RATIO. Section 7.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (c) LEVERAGE RATIO. The Leverage Ratio, as of the end of each fiscal quarter, shall be less than or equal to:

               (i) From April 30, 1999 to and including November 29, 1999, 5.25 to 1.0;

               (ii) From November 30, 1999 to and including November 29, 2000,
                    4.5 to 1.0;

               (iii) From November 30, 2000 to and including November 29, 2001,
                     4.0 to 1.0; and

               (iv) From November 30, 2001 and thereafter, 3.75 to 1.0.

     9. NET WORTH. Section 7.12(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (e) NET WORTH. At all times Net Worth shall be no less than $29,853,000 increased on a cumulative basis, commencing with the fiscal quarter ending May 31, 1999, by an amount equal to, (i) as of the last day of each fiscal quarter, 50% of Net Income for the fiscal quarter then ended (without deductions for any losses) plus (ii) 100% of the Net Cash Proceeds from any Equity Issuance subsequent to May 7, 1999.

     10. ENVIRONMENTAL REPORT. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          7.17 ENVIRONMENTAL REPORT.

          On or before August 5, 1999, the Borrower shall furnish to the Agent phase 1 environmental reports in form and substance reasonably satisfactory to the Agent with respect to each of the Mortgaged Properties set forth on
     SCHEDULE 6.23(A) (other than the Double Cola Property).

     11. SUBORDINATED DEBT. The first sentence of Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (a) No Credit Party will (i) make or offer to make any principal payments with respect to the Subordinated Debt, (ii) redeem or offer to redeem any of the Subordinated Debt, or (iii) deposit any funds intended to discharge or defease any or all of the

     Subordinated Debt; PROVIDED, HOWEVER, the Borrower may redeem or repurchase all or any portion of the Subordinated Debt PROVIDED that after giving effect to such repurchase or redemption (including, without limitation, any accrued interest, premiums or penalties associated therewith) on a pro forma basis, as if such repurchase or redemption had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.12.

     12. CONDITIONS. The obligation of the New Credit Agreement Lenders to enter into this First Amendment is subject to satisfaction of the following conditions (in form and substance acceptable to the New Credit Agreement Lenders in their sole discretion):

          (a) EXECUTED AMENDMENT. Receipt by the Agent of copies of this Amendment duly executed by the Credit Parties, the Agent and the Required Lenders.

          (b) OPINION OF COUNSEL. Receipt by the Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), satisfactory to the Agent, addressed to the Agent and the Lenders from legal counsel to the Credit Parties.

          (c) CERTAIN CONSENTS. Receipt by the Agent of evidence that all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the transactions contemplated hereby have been received, and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on the financings or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could reasonably be likely to have such effect.

          (d) MATERIAL ADVERSE EFFECT. There shall not have occurred any event since November 30, 1998, that has had or could reasonably be expected to have a Material Adverse Effect.

          (e) LITIGATION. There shall not exist any pending or threatened action, suit, investigation or proceeding which if adversely determined against the Borrower or any of its Subsidiaries would have or would reasonably be expected to have a Material Adverse Effect.

          (f) OFFICER'S CERTIFICATE. The Agent shall have received a certificate executed by the chief financial officer or chief operating officer of the Borrower as of the date hereof stating that (A) the Borrower and each of the Borrower's Subsidiaries are in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to this First Amendment, the Credit Documents and Supplemental Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to effect the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by this First Amendment, the Credit Documents or the Supplemental Credit Documents, or could have or might be reasonably expected to have a Material Adverse Effect and (D) immediately after giving effect to this First Amendment, (1) the Borrower and each of the Borrower's Subsidiaries is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained in the Credit Documents and the Supplemental Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.12 of the Credit Agreement, as amended hereby.

          (g) ADDITIONAL SUBORDINATED DEBT. The Borrower shall have received gross proceeds from the sale of Additional Subordinated Debt in an aggregate principal amount of $75,000,000 and not less than $41,500,000 of such proceeds shall have been applied to the prepayment of the Term Loans. The Agent shall have received a copy, certified by an executive officer of the Borrower as true and complete, of any amendments or modifications to the Second Indenture or other documentation related to the Additional Notes (as defined in the Second Indenture) requested by the Agent, as originally executed and delivered, together with all exhibits and schedules thereto (which shall be in form and substance reasonably satisfactory to the Agent).

          (h) CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL YEAR 1998. The Agent and the New Credit Agreement Lenders shall have received the consolidated financial statements described in Section 7.1(a) of the Credit Agreement for the fiscal year ended 1998.

          (i) OTHER. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower and its Subsidiaries.

     13. MISCELLANEOUS.

          (a) Except as expressly modified and amended in this First Amendment, all of the terms, provisions and conditions of the Credit Agreement are and shall remain in full force and effect and are incorporated herein by reference, and the obligations of the Credit Parties hereunder and under the other Credit Documents are hereby ratified and confirmed and shall remain in full force and effect. The Credit Agreement and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

          (b) The Borrower and the Guarantors, as applicable, affirm the liens and security interests created and granted in the Credit Agreement and the Credit Documents and agree that this First Amendment shall in no manner adversely affect or impair such liens and security interests.

          (c) The Borrower and the Guarantors hereby represent and warrant as follows:

               (i) Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

               (ii) This First Amendment has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties' legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and
          (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

               (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this First Amendment.

          (d) The Credit Parties represent and warrant to the Lenders that (i) the representations and warranties of the Credit Parties set forth in
     Section 6 of the Credit Agreement are true and correct as of the date hereof, (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default and (iii) no Credit Party has any counterclaims, offsets, credits or defenses to the Credit Documents and the performance of its obligations thereunder, or if any Credit Party has any such claims, counterclaims, offsets, credits or defenses to the Credit Documents or any transaction related to the Credit Documents, same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this First Amendment.

          (e) The Guarantors (i) acknowledge and consent to all of the terms and conditions of this First Amendment, (ii) affirm all of their obligations under the Credit Documents and (iii) agree that this First Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

          (f) This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

          (g) This First Amendment together with the other Credit Documents represent the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written if any, relating to Credit Documents or the transactions contemplated herein and therein.

          (h) This First Amendment and the Credit Agreement, as amended hereby, shall be governed by and construed in accordance with, the laws of the State of Tennessee.




            [The remainder of this page is intentionally left blank.]

     Each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:
---------
                                 CHATTEM, INC.,
                                 a Tennessee corporation

                                 By:
                                       ----------------------
                                 Name:
                                       ----------------------
                                 Title:
                                       ----------------------

GUARANTORS:                      SIGNAL INVESTMENT & MANAGEMENT CO.,
-----------                      a Delaware corporation

                                 By:
                                       ----------------------
                                 Name:
                                       ----------------------
                                 Title:
                                       ----------------------

NEW CREDIT
----------
AGREEMENT LENDERS:               NATIONSBANK, N.A.,
------------------               individually in its capacity as a New
                                 Credit Agreement Lender and in its
                                 capacity as Agent

                                 By:
                                       ----------------------
                                 Name:
                                       ----------------------
                                 Title:
                                       ----------------------